EXHIBIT 99.1
A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 349-2510 F: (847) 241-8171

For Further Information:

————AT THE COMPANY————	————AT EDELMAN————
Scott F. Stephens	Analyst Contact:
Vice President - Finance & CFO	Geoffrey Mogilner
(847) 349-2577	(312) 233-1271
Email: sstephens@amcastle.com	Email: geoffrey.mogilner@edelman.com

Traded: NYSE (CAS)	Media Contact:
Member: S&P SmallCap 600 Index	Alex Jeffrey
(312) 240-2724
Email: alex.jeffrey@edelman.com

FOR IMMEDIATE RELEASE
4:00 P.M. EST, JANUARY 16, 2013

A. M. CASTLE & CO. ANNOUNCES PLAN TO REDUCE COSTS
AND IMPROVE OPERATING PERFORMANCE

•
Restructuring actions expected to result in $33 million of annual operating profit improvement, including approximately $21 million of structural operating cost reductions and $12 million of gross margin enhancements

•	Company’s continuous improvement program to realize additional on-going efficiencies

•	Broad, performance-enhancing plan includes organizational restructuring to increase flexibility and sharpen focus on needs of customers in three vertical markets

•	Positions Company for greater long-term growth in revenue and increased shareholder value

OAK BROOK, IL – January 16, 2013 – A. M. Castle & Co. (NYSE: CAS) (the “Company”), a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, today announced restructuring actions, including an organizational restructuring, warehouse realignments and performance improvement programs. The measures are expected to improve annualized operating profit by $33 million once fully implemented in 2013.

“This broad, performance-enhancing plan will enable us to better serve our customers by organizing our operations around them and their needs,” said Scott Dolan, president and CEO. “Our goals are to simplify how we do business, optimize inventory levels, reduce waste, and improve on-time performance, which we expect will help us increase revenue while reducing costs. It is a critical step in improving our operating results, positioning Castle for greater long-term growth and creating increased value for our shareholders.”

The Company’s restructuring program for its metals business comprises streamlining its commercial unit and operations structure, realigning its branch fulfillment network, and implementing a continuous improvement program across the enterprise.

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Organizational Restructuring
The organizational restructuring will eliminate the current decentralized commercial unit structure. Instead of three independent commercial units that include sales, operations, procurement and other support functions, Castle will centralize the support functions, and dedicate three vertical sales teams. Those sales teams will each be led by a vice president and will provide specialized expertise to customers in Castle Metals’ Aerospace, Oil & Gas, and Industrial markets.

The vertical market sales structure will better position the Company to develop topline revenue growth by focusing on customers and their global metals needs, while eliminating the redundancies of the commercial unit structure. Castle Metals will create a new position of Chief Commercial Officer, who will oversee the vertical sales team, leveraging best practices across industries and executing the go-to-market strategy for the Company as a whole. The Company is implementing several changes to its 2013 compensation programs to align with the new operating plans, including a new sales incentive plan.

The Company is centralizing the management of its operations. Functional groups for procurement, operations, human resources, finance and information technology from the former Commercial Units will be consolidated to provide centralized operational support for the vertical sales teams.

Facility Realignment
As part of its branch fulfillment network realignment, the Company plans to consolidate five warehouse facilities into the existing network. The Company currently operates 30 metals segment branches in North America, Europe and Asia, which include warehousing, sales, product processing and other operations. Castle will maintain local sales offices to continue serving customers in the markets in which it plans to close warehouses.

Performance Improvement
Performance improvement efforts will include implementing a continuous performance improvement program focused on direct and indirect sourcing, transportation, strategic pricing initiatives, back office functions, and optimizing inventory investment.

The restructuring actions are expected to generate $20 million of operating profit improvement in calendar year 2013 excluding related charges.  The total pre-tax charge associated with these actions is expected to be approximately $10 million, which will be incurred in 2013, resulting in $10 million of anticipated operating profit improvement for 2013. These actions are expected to result in $33 million of annualized ongoing operating profit improvement. The restructuring will reduce the Company’s workforce by about 10 percent.

In implementing its restructuring plan, the Company aims to achieve the following results:

•	Improve operating margins, with a goal of 10 percent operating profit during normal market conditions.

•	Reduce operating expenses as a percentage of sales to less than 20 percent by the end of 2014.

•	Reduce Days Sales Inventory (DSI) to less than 150 by the end of 2013 and 120 by the end of 2014.

•	Continue to improve on-time delivery performance.

“We believe that the operating and financial targets that we have established are achievable, and we believe that the three end-markets we target offer attractive long-term growth potential. By delivering value-add solutions to our customers, we plan to grow our share of business with them. Our entire organization will be focused on implementing this plan,” Dolan said.

Dolan added, “In terms of sales activity and recent market trends, we experienced softness in demand that was greater than anticipated during the fourth quarter, as well as lower activity levels due to extended seasonal shutdowns.  In addition, the monthly Purchasing Managers Index (PMI) trends for the fourth quarter were consistent with third quarter levels, including a November 2012 reading that was below the 50.0 expansion level.”

Dolan concluded, “We are forecasting that the overall business conditions we experienced in the fourth quarter will continue, and we believe strongly that the actions we are taking will position the Company to operate successfully through all market cycles.”

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Conference Call Thursday, January 17
The Company will be hosting a conference call with securities analysts at 11:00 a.m. EST on Thursday, January 17, to review the restructuring plan.  A live broadcast and a complete replay of this call can be accessed through a link on the investor relations page of the Company’s website at http://www.amcastle.com/investors/default.aspx. If you are unable to connect to the Internet, you can access the call via telephone at 866-362-4666 (outside the U.S. by calling 617-597-5313) using access code 72033221.

A. M. Castle’s presentation and supplemental slides which provide additional information regarding today’s announcements will be available on A. M. Castle’s investor relations website prior to the live broadcast. An archived version of the conference call webcast will be available for replay for 20 days by calling 888-286-8010 or 617-801-6888 (international) and citing code 92693731.

About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment, oil and gas, commercial aircraft, heavy equipment, industrial goods, construction equipment, retail, marine and automotive sectors of the global economy.  Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries.  Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon.  Through its wholly-owned subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics.  Together, Castle and its affiliated companies operate out of more than 60 locations throughout North America, Europe and Asia.  Its common stock is traded on the New York Stock Exchange under the ticker symbol “CAS”.

Regulation G Disclosure
This release includes the non-GAAP financial measure of adjusted operating profit. Estimated restructuring and related charges associated with the actions described in this release were excluded from the calculation of the Company’s projected operating profit improvement for calendar year 2013.  The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.  However, we believe that non-GAAP reporting, giving effect to the adjustments noted in this release, provides meaningful information and therefore we use it to supplement our GAAP guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to adjustments noted in this release, and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.

Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release.  Such forward-looking statements include, but are not limited to, statements concerning our possible or assumed future results of operations, and our expectations and estimates relating to restructuring activities, including restructuring charges and timing of cash payments related thereto, and operational flexibility, savings, and efficiencies from such restructuring actions.  These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “aim,” “plan,” or similar expressions.  These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions.  Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements.  For a further description of these risk factors, see the risk factors identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and quarterly reports for fiscal 2012.  All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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